BRADLEY PHARMACEUTICALS, INC.
              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------


To the Shareholders of Bradley Pharmaceuticals, Inc.:


          The Annual Meeting of Shareholders (the "Meeting") of Bradley Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at 383 Route 46 West, Fairfield, New Jersey 07004, on June 29, 2001, 11:00 A.M., Local Time, to consider and act upon the following:

     1. To elect six directors of the Company, two by the holders of the Common Stock of the Company voting separately as a class, and four by the holders of the Class B Common Stock of the Company voting separately as a class, to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     2. To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

           Only shareholders of record of the Common Stock and Class B Common Stock of the Company, each $.01 par value per share, at the close of business on May 1, 2001 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment thereof. A Proxy and a Proxy Statement for the Meeting are enclosed herewith.

           All shareholders are cordially invited to attend the Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person, provided you have acceptable proof of ownership.



                           By Order of the Board of Directors.




                                /s/ Daniel Glassman
                                -------------------
                                DANIEL GLASSMAN
                                Chairman and CEO

Dated: May 29, 2001




                                 IMPORTANT
                                 ---------

THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.





                       BRADLEY PHARMACEUTICALS, INC.

                           383 Route 46 West
                     Fairfield, New Jersey 07004-2402

                      ------------------------------


                             PROXY STATEMENT
                      Annual Meeting of Shareholders
                              June 29, 2001

                      ------------------------------

                                 GENERAL

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bradley Pharmaceuticals, Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at 383 Route 46 West, Fairfield, New Jersey 07004, on June 29, 2001, at 11:00 A.M., Local Time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

          The principal executive offices of the Company are located at 383 Route 46 West, Fairfield, New Jersey 07004-2402. The approximate date on which this Proxy Statement and accompanying Proxy is first being sent or given to the shareholders is May 29, 2001.

          The Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted FOR the election as directors of the persons who have been nominated by the Board of Directors, and in accordance with the judgment of the person or persons voting the proxies on any other matters that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

                           VOTING SECURITIES

          At the close of business on May 1, 2001, the record date for the determination of shareholders entitled to vote at the Meeting (the "Record Date"), the Company had outstanding 7,539,226 shares of its Common Stock, $.01 par value per share (the "Common Stock"), and 431,552 shares of its Class B Common Stock, $.01 par value per share (the "Class B Common Stock"). There were no other classes of voting securities outstanding at the Record Date. The holders of such Common Stock and Class B Common Stock are entitled to one vote and five votes, respectively, for each share held on such Record Date, but with respect to the election of Directors, so long as there are at least 325,000 shares of Class B Common Stock issued and outstanding (of which there were as of the Record Date), holders of Class B Common Stock, voting separately as a class, are entitled to elect a majority of the directors and holders of Common Stock, voting separately as a class, are entitled to elect the balance of the directors. Thus, the holders of the Class B Common Stock will elect four of the directors and the holders of the Common Stock will elect two of the directors.

          Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the Proxy card for shareholders to mark if they wish to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will be counted as votes cast against such individuals and will be counted toward the presence of a quorum for the transaction of business. If no direction is indicated, the Proxy will be voted for the election of the nominees for director. Under the rules of the National Association of Securities Dealers, Inc., a broker "non-vote" has no effect on the outcome of the election of directors or the establishment of a quorum for such election. The form of proxy does not provide for abstentions with respect to the election of directors; however, a shareholder present at the Meeting may abstain with respect to such election. The treatment of broker "non-votes" and abstentions with respect to the election of directors is consistent with applicable Delaware law and the Company's By-Laws.

          No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

          A copy of the Company's 2000 Annual Report to Shareholders is also being mailed to you with this Proxy Statement. Said Annual Report contains the financial statements of the Company and a report with respect thereto by Grant Thornton LLP, the Company's independent auditors. Said Annual Report is not deemed a part of the soliciting material for the Proxy.


         OWNERSHIP OF COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS
                  AND FIVE PERCENT BENEFICIAL HOLDERS

          The following table sets forth certain information as of December 31, 2000, regarding the ownership of the Company's Common Stock and Class B Common Stock by (i) each director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth elsewhere in this Proxy Statement, (iii) each beneficial owner of more than five percent of the Common Stock and Class B Common Stock of the Company known by management and
(iv) all directors and executive officers of the Company, as a group, and the percentage of outstanding shares of Common Stock and Class B Common Stock beneficially held by them on that date.

          Since each share of Class B Common Stock may be converted at any time by the holder into one share of Common Stock, the beneficial ownership rules promulgated under the Securities Exchange Act of 1934, as amended, require that all shares of Common Stock issuable upon the conversion of Class B Common Stock by any Stockholder be included in determining the number of shares and percentage of Common Stock held by such Stockholder. The effect of the assumption that such Stockholder is the beneficial owner of such shares is also reflected in the following table. For a more complete description of the method used to determine such beneficial ownership, see footnote 2 to the following table:


                               Amount and Nature of
                               Beneficial Owner(1)(2)      Percent of Class(2)
                               ----------------------   ------------------------
                                             Class B                    Class B
Name of                         Common       Common       Common        Common
Beneficial Owner                Stock        Stock        Stock         Stock
--------------------            -----        -----        -----         -----

Daniel Glassman                973,141(3)   363,946(4)    11.86%        84.33%

Iris S. Glassman               226,003(5)    16,403(6)     2.75%         3.8%

Philip McGinn, Jr.              20,972         -0-           *             -

Alan G. Wolin                   83,441(8)      -0-           *             -

Seymour Schlager                10,000(12)     -0-           *             -

Dileep Bhagwat                   5,000(11)     -0-           *             -

Robert Corbo                    13,807(14)     -0-           *             -

Robert Dubin                    21,769(10)     -0-           *             -

Bradley Glassman                70,926(7)    20,880          *            4.8%

Gene L. Goldberg                62,457(9)    10,192          *            2.36%

R. Brent Lenczycki              12,509(13)     -0-           *             -

Berlex Laboratories, Inc.    2,200,000(15)     -0-         26.81%          -
340 Changebridge Road
Montville, NJ  07045

All executive officers and   1,500,025      411,421(4)(6)  18.28%        95.34%
Directors as a group (9     (3)(5)(7)(8)
Persons)                   (9)(10)(11)(12)
                              (13)(14)


* Represents less than one percent


(1) Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(2) Each named person and all executive officers and directors, as a group, are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options, warrants or exchange or conversion rights. Accordingly, the number of shares and percentage set forth opposite each stockholder's name under the columns Common Stock includes shares of common stock issuable upon exercise of presently exercisable warrants and stock options and shares of common stock issuable upon conversion of shares of Class B common stock. The shares of common stock so issuable upon such exercise, exchange or conversion by any such stockholder are not included in calculating the number of shares or percentage of common stock beneficially owned by any other stockholder.

(3) Includes 363,946 shares issuable upon conversion of a like number of shares of Class B common stock. Of these shares, 86,548 shares are owned indirectly by Mr. Glassman through affiliates and 519,755 shares underlie presently exercisable options owned by Mr. Glassman.
        Mr. Glassman's affiliates have disclaimed beneficial ownership over all of these shares. Mr. Glassman disclaims beneficial ownership over shares and options owned by his spouse, Iris S. Glassman.

(4) Includes 25,736 shares owned indirectly by Mr. Glassman through affiliates. Mr. Glassman's affiliates have disclaimed beneficial ownership over these shares. Does not include 16,403 shares beneficially owned by Iris S. Glassman, Mr. Glassman's spouse.

(5) Includes 16,403 shares issuable upon conversion of a like number of shares of Class B common stock, 6,800 shares owned indirectly by Mrs. Glassman through affiliates, 33,130 shares owned indirectly by Mrs. Glassman as trustee for her children's trusts and 168,070 shares underlying presently exercisable options. Mrs. Glassman disclaims beneficial ownership over all shares beneficially owned by her husband, Daniel Glassman.

(6) Mrs. Glassman disclaims beneficial ownership over all shares of Class B common stock beneficially owned by her spouse, Daniel Glassman.

(7) Includes 20,880 shares issuable upon conversion of a like number of shares of Class B common stock held in trust for his benefit. Includes 9,000 shares underlying presently exercisable options.

(8)     Includes 16,800 shares underlying presently exercisable options.

(9) Includes 10,192 shares issuable upon conversion of a like number of shares of Class B common stock. Of these shares 48,446 shares underlie presently exercisable options.

(10) 2,769 shares are owned indirectly as trustee for Mr. Dubin's children and by his spouse. Includes 19,000 shares underlying presently exercisable options.

(11)    Includes 4,000 shares underlying presently exercisable options.

(12)    Includes 10,000 shares underlying presently exercisable options.

(13)    Includes 4,000 shares underlying presently exercisable options.

(14)    Includes 6,800 shares underlying presently exercisable options.

(15) Includes 1,450,000 shares of common stock and 750,000 shares underlying presently exercisable warrants.




                               PROPOSAL I

                          ELECTION OF DIRECTORS

          At the meeting, six directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors shall be duly elected and shall qualify. Two directors are to be elected by the holders of the Common Stock, voting separately as a class, and four directors are to be elected by the holders of the Class B Common Stock, voting separately as a class. Unless otherwise specified, all proxies received will be voted in favor of the election of the nominees of the Board of Directors named below as directors of the Company for each respective class of Stock. All of the nominees are presently directors of the Company. The term of the current directors expires at the Meeting. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. Assuming a quorum is present with respect to each of the Common Stock and Class B Common Stock, a vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting, is required to elect the Common Stock nominees as directors and a vote of a majority of the shares of Class B Common Stock present, in person or by proxy, at the Meeting, is required to elect the Class B nominees as directors.


            Nominees for Election by the Holders of Common Stock


Bruce W. Simpson

          Bruce W. Simpson, age 59, has served as the Company's Secretary since June 2000 and one of Company's directors since January 2000. Mr. Simpson currently heads a private consulting firm that specializes in marketing and business development in the healthcare industry. Prior to founding his own healthcare consulting firm, Mr. Simpson was President of Genpharm, Inc. and President and CEO of Medeva Pharmaceuticals. Previous to those positions, Mr. Simpson served in the capacity of Vice President of Sales & Marketing, and Executive Vice President of Ethical Pharmaceuticals for Fisons Corporation.
Mr. Simpson received an M.B.A. from the University of Hartford. He has been affiliated with the American Academy of Allergy and was a Board Member of Menley & James Pharmaceuticals.


Alan G. Wolin, Ph.D.

          Alan G. Wolin, Ph.D., age 68, has served as a director of the Company since May 1997. Since 1988, Dr. Wolin has served as an independent consultant to various companies in the food, drug and cosmetic industries. Prior to 1987, Dr. Wolin served M&M/Mars, the world's largest candy company, in various capacities, including Director of Consumer Quality Assurance and Quality Coordination. In his capacity as Director of Consumer Quality Assurance and Quality Coordination, Dr. Wolin was responsible for ensuring consumer quality and public health issues relating to M&M/Mars' products.


        Nominees for Election by the Holders of Class B Common Stock


Daniel Glassman

          Daniel Glassman, age 58, is the founder of the Company and has served as the Company's Chief Executive Officer since inception in January 1985.
Mr. Glassman has also served as the Company's Chairman of the Board since January 1985 and the Company's President since February 1991. Mr. Glassman, a registered pharmacist, is also Chairman of the Board of Banyan Communications Group, Inc., a communications company founded by Mr. Glassman. Mr. Glassman has had a 35 year career in the pharmaceutical industry, including executive managerial positions with companies and major specialty advertising agencies serving the largest pharmaceutical companies. Mr. Glassman is also Chairman of the Board, President and Chief Executive Officer of Doak, Bradley Pharmaceuticals (Canada), Inc. and Bradley Pharmaceuticals, Overseas, Ltd., Inc., each our subsidiary. In 1995, Mr. Glassman was awarded the Ernst & Young LLP Entrepreneur of the Year in New Jersey.

Iris S. Glassman

          Iris S. Glassman, age 58, has served as Treasurer of the Company since its inception in 1985. Mrs. Glassman, the spouse of Mr. Daniel Glassman, has also served as one of the Company's directors from January 1985. Mrs. Glassman has over 20 years of diversified administrative and financial management experience, including serving in the capacity of Secretary of Banyan Communications Group, Inc.

Philip W. McGinn, Jr., Ph.D.

          Dr. Philip W. McGinn, age 75, has served as a director of the Company since December 1996. Since 1984, Dr. McGinn has also served as President of Worldwide Marketing and Translation Services, Inc., a New Jersey based company providing consulting services in new product and company acquisitions, marketing, market analysis, promotional planning, sales training, management development and business, educational and translation services. Dr. McGinn also served as Associate Dean, School of Health Professions, Long Island University, from 1990 to 1996.

Seymour I. Schlager, M.D.

          Seymour I. Schlager, M.D., J.D., age 51, has served as a director of the Company since July 1998. From 1989 to 1991, Dr. Schlager served as Venture Head of the AIDS/Antiviral Pharmaceutical product development group of Abbott Laboratories. In 1997, Dr. Schlager received a Juris Doctorate, cum laude, from William Howard Taft University School of Law complementing his M.D. from the University of Miami School of Medicine. Currently, Dr. Schlager is the Vice President of Medical Affairs for Becton Dickinson Medical Systems.

                Other Executive Officers of the Company

Dileep Bhagwat, Ph.D.

          Dileep Bhagwat, Ph.D., age 49, has served as Vice President and Chief Scientific Officer since September 1999. Previously, Dr. Bhagwat was employed at Penwest Pharmaceuticals, as Vice President, Scientific Development and Regulatory Affairs. Prior to that appointment, Dr. Bhagwat was Assistant Director of Pharmaceutical Development at Purdue Frederick Research Center.
Dr. Bhagwat holds an M.S. and Ph.D. in Industrial Pharmacy from St. John's University and an M.B.A. from Pace University.

Robert Corbo

          Robert Corbo, age 46, has served as Vice President Quality Assurance since 1997 and as Quality Assurance/Control Director since March 1993. From 1989 to 1993, Mr. Corbo served as Quality Assurance/Control manager for Par Pharmaceuticals, a New York based generic pharmaceutical manufacturer.

Robert Dubin, R.Ph.

          Robert Dubin, R.Ph, age 52, has served as Senior Vice President,
Sales and Contract Administration since 1997. Prior experience includes a manufacturer of food products for a major U.S. food distributor and a consultant pharmacist position for a major group of nursing homes in the Chicago area; also owner/operator of 15 pharmacies and health clinics.

Bradley Glassman

          Bradley Glassman, age 27, has served as Vice President, Marketing since April 2000, Director of Corporate Development since May 1998 and as a Corporate Development Analyst since May 1996. In 1996, Mr. Glassman received a Masters of Business Administration from Tulane University.

Gene L. Goldberg

          Gene L. Goldberg, age 62, has served as Senior Vice President, Marketing and Business Planning of the Company since January 1997. Formerly Executive Vice President of Daniel Glassman Advertising and Vice President and Account Supervisor for William Douglas McAdams. Also garnered experience as Senior Product Manager for USV Pharmaceutical Corporation, division of Revlon Healthcare Group; Project Director in Market Research at McAdams, Geigy Pharmaceutical Company and Lea-Mendota Research Group.

R. Brent Lenczycki, CPA

          R. Brent Lenczycki, CPA, age 29, has served as Vice President and Chief Financial Officer since January 2001. Since joining Bradley Pharmaceuticals in 1998, Mr. Lenczycki has held the positions of Manager of Finance and Purchasing, Director of Finance and Vice President, Finance. Previously, Mr. Lenczycki held positions in public accounting at Arthur Andersen LLP in Philadelphia, PA, and as an internal auditor for Harrah's Hotel and Casino in Atlantic City, New Jersey. Mr. Lenczycki holds an MBA concentrated in Finance.


                  BOARD OF DIRECTORS AND COMMITTEES

          During the year ended December 31, 2000, there were four (4) meetings of the Board of Directors. All directors attended at least 75% of these meetings.

          The Board of Directors has designated from among its members an Audit Committee, which consists of Dr. McGinn, Mr. Simpson and Dr. Wolin. The Audit Committee, which reviews the Company's financial and accounting practices and controls, held four (4) meetings during 2000. The responsibilities of the Audit Committee are outlined in a written charter, which is included as Annex A of this Proxy Statement. The Company does not have a nominating committee.

          The current members of the Compensation Committee are Mr. Glassman, Mrs. Glassman and Dr. McGinn. Except for Mr. and Mrs. Glassman, no member of the Compensation Committee was at any time during 2000, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.


                    REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Bradley Pharmaceuticals, Inc.:

     We are responsible for considering management's recommendation of independent certified public accountants for each fiscal year, recommending the appointment or discharge of independent accountants to the Board of Directors and confirming the independence of the accountants. It is also our responsibility for reviewing and approving the scope of the planned audit, the results of the audit and the accountants' compensation for performing such audit; reviewing the Company's audited financial statements; and reviewing the Company's internal accounting controls and discussing such controls with the independent accountants.

     We adopted a written charter during the year ended December 31, 2000, a copy of which is attached to this proxy statement as Annex A.

     In connection with the audit of the Company's financial statements for the year ended December 31, 2000, we met with representatives from Grant Thornton LLP, the Company's independent certified public accountants as required by Statements on Auditing Standards 61 and 90. In addition, we have reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2000.

     Specifically, we have discussed with the independent certified public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. In connection with the Company's quarterly and year ended 2000 financial statements, there were six (6) meetings with the independent certified public accountants and management. All audit committee members attended at least 75% of these meetings.

     The independent certified public accountants' fees for audit services and non-audit services for the year ended December 31, 2000 were $88,000 and $29,000, respectively. We have received the written disclosures and the letter from the independent certified public accountants required by Independence Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, by the Independence Standards Board, and have discussed with the public accountants the accountants' independence.

     Based on the review and discussion referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

                                      Philip McGinn, Jr., Ph.D.
                                      Bruce Simpson
                                      Alan Wolin, Ph.D.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          During the years ended December 31, 2000 and 1999, the Company received administrative support services (consisting principally of advertising services, mailing, copying, financial services, data processing and other office services) which were charged to operations from Banyan Communications Group, Inc., an affiliate, in the amount of $215,190 and $197,800, respectively.

          The Company leases office facilities in Fairfield, New Jersey from Daniel and Iris S. Glassman, directors and shareholders of the Company. The lease is for the period from February 1, 1998 to January 31, 2003 for 14,100 square feet of office and warehouse space. The rent expense, including an allocated portion of real estate taxes, was approximately $225,000 and $224,000 for the years ended December 31, 2000 and 1999, respectively.

          On January 3, 2000, the Company advanced $100,000 to Daniel Glassman, pursuant to a promissory note bearing interest at 8.25% per annum. The accrued interest and principal is due in full, three years from the execution date, except that fifty percent of any future bonus payments will be applied first to accrued interest, then to principal.

          During 2000, the Company hired Bruce Simpson, director of the Company, as a consultant to assist in the area of sales, marketing, and corporate development. The related consulting expense was approximately $8,000 for the year ended December 31, 2000.


             COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                     Summary Compensation Table
                     --------------------------

     The following table shows all cash compensation paid by the Company, as well as certain other compensation paid or accrued during the years ended December 31, 2000, 1999 and 1998, to Daniel Glassman, President and Chief Executive Officer, Dileep Bhagat, Ph.D., Vice President and Chief Scientific Officer, Robert Dubin, Senior Vice President of Sales and Contract Administration, and Gene L. Goldberg, Senior Vice President of Marketing and Business Planning. No other executive officer earned total annual salary and bonus for 2000, in all capacities in which such person served, in excess of $100,000. There were no restricted stock awards, long-term incentive plan payouts or other compensation paid during 2000 to the executive officers named in the following table except as set forth below:

                                                                Long-Term
                                                               Compensation
                               Annual Compensation                Awards
                               -------------------                ------
Name and Principal
Position                  Year      Salary      Bonus      Securities Underlying
------------------        ----      ------      -----      ---------------------
                                                                Options(1)
                                                                ----------

Daniel Glassman           2000    $192,500     $6,400           359,589(4)
 President and            1999    $196,700    $18,400           300,000(3)
 Chief Executive Officer  1998    $164,800       -0-             55,000(2)

Dileep Bhagwat, Ph.D.     2000    $115,100     $1,400               -0-
 Vice President and       1999     $35,000       -0-             12,000(5)
 Chief Scientific Officer 1998       N/A         N/A                N/A

Robert Dubin              2000    $140,300     $2,700               -0-
 Senior Vice President    1999    $127,900     $7,600               -0-
  of Sales and Contract   1998    $115,400       -0-              6,000
  Administration

Gene L. Goldberg          2000    $149,200     $2,800               -0-
 Senior Vice President    1999    $141,200     $8,100               -0-
  Marketing and Business  1998    $135,400       -0-                -0-
  Planning

(1)     All of these options are exercisable into shares of common stock.

(2) Of these shares, 25,000 underlie options granted on January 27, 1998 to replace a like number of options previously granted to Mr. Glassman, which expired by their terms. These options are exercisable after January 27, 1999, 2000, 2001 for 8,333, 8,333 and 8,333 shares, respectively, at an exercise price of $1.99 per share, 110% of the fair market value for shares of common stock on the date of the grant. These options will expire on January 26, 2003. The remaining 30,000 shares underlie options granted on June 9, 1998 to replace like number of options previously granted to Mr. Glassman which expired by their terms. These options are exercisable anytime prior to June 8, 2003 at an exercise price of $2.07 per share, 110% of the fair market value for shares of common stock on the date of grant.

(3) Of these shares, 150,000 underlie options granted on January 21, 1999 to replace a like number of options previously granted to Mr. Glassman, which expired by their terms. These options are exercisable after January 21, 1999, 2000, 2001 for 50,000, 50,000 and 50,000 shares, respectively, at an exercise price of $1.44 per share, 110% of the fair market value for shares of common stock on the date of the grant. These options will expire on January 20, 2004. The remaining 150,000 shares underlie options granted on October 26, 1999 to replace like number of options previously granted to Mr. Glassman, which expired by their terms. These options are exercisable after October 26, 2000, 2001, 2002 for 50,000, 50,000 and 50,000 shares, respectively, at an exercise price of $1.17 per share, 110% of the fair market value for shares of common stock on the date of grant. These options will expire on October 25, 2004.

(4) Of these shares, 18,000 underlie options granted on September 12, 2000 to replace a like number of options previously granted to Mr. Glassman, which expired by their terms. These options are exercisable after September 12, 2001, 2002, 2003 for 6,000, 6,000 and 6,000 shares, respectively, at an exercise price of $1.41 per share, 110% of the fair market value for shares of common stock on the date of the grant. These options will expire on September 11, 2005. The remaining 341,589 shares underlie options granted on December 15, 2000 to replace like number of options previously granted to Mr. Glassman, which expired by their terms. These options are exercisable immediately at an exercise price of $1.44 per share, 110% of the fair market value for shares of common stock on the date of grant. These options will expire on December 4, 2005.

(5) These options are exercisable after September 6, 2000, 2001, 2002 for 4,000, 4,000 and 4,000 shares, respectively, at an exercise price of $1.09 per share, the fair market value for shares of common stock on the date of the grant. These options will expire on September 6, 2009.



                             Option Grants in 2000
                             ---------------------

        The following table sets forth information concerning outstanding options to purchase shares of the Company's Common Stock granted to Directors and Officers during 2000. Neither options to purchase shares of Class B Common Stock nor stock appreciation rights were granted by us during 2000. The exercise prices for all options reported below are not less than 100% of the per share market prices for Common Stock on their dates of grant.

                                    Individual
                                      Grants
                                      ------
                                    % of Total
                      Number Of      Options
                      Securities    Granted To     Exercise or
                      Underlying     Employees     Base Price
Name                    Options      in 2001(1)      ($/Sh)      Expiration Date
----                    Granted
                        -------      ----------      ------      ---------------

Daniel Glassman        18,000            3.95%         1.41         09/11/05
                      341,589           74.98%         1.44         12/04/05
Bradley Glassman       18,000            3.95%         1.38         12/01/10
Richard Fuisz          30,000            6.58%         3.06         04/29/01
Bruce Simpson          15,000            3.29%         1.97         01/19/10



                     Aggregated Option Exercises in 2000
                         And Year-End Option Values
                         --------------------------

     The following table presents the value, on an aggregate basis, as of December 31, 2000, of outstanding stock options held by executive officers listed in the Summary Compensation Table above. No stock options were exercised by the executive officers listed below during 2000.

                    Number of Securities          Value of Unexercised
                       Underlying                     In-The-Money
                    Unexercised Options            Options at Year-End
                       at Year-End                 -------------------
                       -----------
Name               Exercisable Unexercisable      Exercisable Unexercisable
----               ----------- -------------      ----------- -------------
Daniel Glassman     569,755      176,334           $58,438      $116,875
Dileep Bhagwat        4,000        8,000            $4,375        $8,750
Robert Dubin         19,000        2,000            $7,500          -0-
Gene L. Goldberg     48,446         -0-            $20,702          -0-


(1) Based on the closing sale price of $1.406 per share of common stock on December 31, 2000, as reported by NASDAQ.


                       Employment Contracts and
       Termination of Employment and Change-in-Control Arrangements
       ------------------------------------------------------------

     The Company does not have any employment contracts or termination of employment or change-in-control arrangements with any of our executive officers.


                      Compensation of Directors
                      -------------------------

          Directors who are not officers or employees of the Company receive a director's fee of $750 for each meeting of the Board of Directors for 2000, or a committee thereof, attended by such director, plus out-of-pocket costs. Directors who are also officers or employees of the Company receive no additional compensation for their services as directors.

          On January 20, 2000, Bruce Simpson, was granted options to purchase up to 15,000 shares of Common Stock of the Company at an exercise price of $1.97 per share (the fair market value per share of Common Stock as of the date of grant). These options vest in three equal and annual installments commencing on January 20, 2001 and expire on January 19, 2010.

          On March 8, 2000, Richard Fuisz, M.D., a former director, was granted options to purchase up to 30,000 shares of Common Stock of the Company at an exercise price of $3.06 per share (the fair market value per share of Common Stock as of the date of grant). These options vest in three equal and annual installments commencing on March 8, 2000 and expire on April 29, 2001.

                      Comparative Stock Performance

          The comparative Stock performance graph below compares the cumulative Stockholder return on the Common Stock of the Company for the period from December 31, 1995 through the year ended December 31, 2000 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock market (U.S. Companies) (the "Nasdaq Composite Index"), and (ii) the Nasdaq Pharmaceutical Index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index on December 31, 1995 and reinvestment of all dividends). Measurement points are on the last trading day of the Company's years ended December 31, 1995, 1996, 1997, 1998, 1999 and 2000.



                                 1995    1996    1997    1998    1999    2000
                                 ----    ----    ----    ----    ----    ----

Bradley Pharmaceuticals, Inc.    100    113.52  172.98  102.71   94.6   121.62
Nasdaq Composite Index           100    123.04  150.69  212.51  394.92  237.62
Nasdaq Pharmaceutical Index      100    100.31  103.66  131.95  248.01  308.49


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE.


                              ANNUAL REPORT

          All shareholders of record of the Company as of the Record Date are concurrently being sent a copy of the Company's Annual Report to Shareholders for 2000. This Annual Report contains certified financial statements of the Company for the years ended December 31, 2000 and 1999.

          THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK AND CLASS B COMMON STOCK AS OF THE RECORD DATE, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, AS AMENDED, FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO BRADLEY PHARMACEUTICALS, INC., 383 ROUTE 46 WEST, FAIRFIELD, NEW JERSEY 07004-2402, ATTENTION: CORPORATE SECRETARY.

                          SHAREHOLDER PROPOSALS

          Shareholder proposals must be received by December 31, 2001 in order to be considered for inclusion in proxy materials distributed in connection with the next Annual Meeting of Shareholders.

                             MISCELLANEOUS

          As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

          All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

          It is important that proxies be returned promptly. Shareholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.


                              By Order of the Board of Directors,



                              /s/ Daniel Glassman
                              -------------------
                              DANIEL GLASSMAN
                              Chairman & CEO

May 29, 2001